Exhibit 99.2

6/24/05  9:44 AM

From:  Jack Messman
To:  Colin Lind; Greg Jackson
Subject:  Your Follow-up Letter

Greg and Colin,

Thanks for your letter of June 20, 2005. I have shared it with the Novell Board of Directors and the senior management team.

Regards,
Jack

Jack Messman
Chairman and CEO
Novell, Inc., the leading provider of Infrastructure Software and Services
http://www.novell.com